Exhibit 99.1
Zuora Reports Third Quarter Fiscal 2020 Results

•Subscription revenue grew 25% year-over-year; total revenue grew 17% year-over-year
•Fiscal 2020 total revenue guidance updated to $276.7 million to $278.2 million

San Mateo, Calif. – December 5, 2019 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced financial results for its fiscal third quarter ended October 31, 2019.
“We had another solid quarter of financial results, underscored by recognition from a leading industry analyst that we have the best technology offerings and largest presence in our market," said Tien Tzuo, founder and CEO of Zuora. "We strengthened our sales leadership team and saw more customers adopt Zuora solutions to successfully grow their subscription businesses.”

Third Quarter Fiscal 2020 Financial Results (comparative period adjusted for ASC 606 adoption):
•Revenue: Total revenue was $71.8 million, an increase of 17% year-over-year. Subscription revenue was $54.0 million, an increase of 25% year-over-year.
•Loss from Operations: GAAP loss from operations was $19.0 million, compared to a loss of $17.5 million in the third quarter of fiscal 2019.
Non-GAAP loss from operations was $7.3 million, compared to a non-GAAP loss from operations of $9.8 million in the third quarter of fiscal 2019.
•Net Loss: GAAP net loss was $18.2 million, or 25% of revenue, compared to a net loss of $17.2 million, or 28% of revenue, in the third quarter of fiscal 2019. GAAP net loss per share attributable to common stockholders was $0.16 based on 111.8 million weighted-average shares outstanding, compared to a GAAP net loss per share attributable to common stockholders of $0.16 based on 106.0 million weighted-average shares outstanding in the third quarter of fiscal 2019.
Non-GAAP net loss was $6.5 million, compared to a non-GAAP net loss of $9.5 million in the third quarter of fiscal 2019. Non-GAAP net loss per share attributable to common stockholders was $0.06 based on 111.8 million weighted-average shares outstanding, compared to a non-GAAP net loss per share attributable to common stockholders of $0.09 based on 106.0 million weighted-average shares outstanding in the third quarter of fiscal 2019.
•Cash Flow: Net cash provided by operating activities was $3.5 million, compared to net cash used in operating activities of $6.4 million in the third quarter of fiscal 2019. Free cash flow was negative $5.1 million compared to negative $10.3 million in the third quarter of fiscal 2019.
•Cash and Cash Equivalents and Short-term Investments: Cash and cash equivalents and short-term investments were $170.4 million as of October 31, 2019.

A description of non-GAAP financial measures is contained in the section titled "Explanation of Non-GAAP Financial Measures" below and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.

Key Metrics and Business Highlights:
•Customers with ACV equal to or greater than $100,000 was 586, which represents 16% year-over-year growth.
•Dollar-based retention rate was 106%.
•Customer usage of Zuora solutions grew, with $11.2 billion in transaction volume through Zuora’s billing platform during our third quarter, an increase of 29% year-over-year.
•Robbie Traube joined Zuora as the new Chief Revenue Officer. He previously served as former Vice President, strategic and vertical accounts, North America at Adobe.

•James Huang joined Zuora as the new Senior Vice President of global strategic alliances. He previously served as Vice President of alliances at WorkForce Software.
•Zuora was cited as a leader by Forrester in “The Forrester Wave™: SaaS Billing Solutions, Q4 2019” report (Forrester Research, Inc., November 20, 2019, Lily Varon). Among the nine vendors evaluated, Zuora was ranked highest in both current offering and market presence.
•Notable recent go-lives included Johnson Controls, Fiat Chrysler Automobiles, and Stanley Black and Decker.
•Highlighted customers from multiple industries and geographies in press announcements including KeepTruckin, Saint Gobain, amaysim, and Diamond Publishing.
•The biannual Subscription Economy Index was released, finding that over the last 7.5 years sales of companies included in the Index have grown 5x faster annually than the S&P 500 company sales.
•Zuora concluded its 2019 Subscribed World Tour, holding events in 16 cities, with record attendance and speakers from Zuora customers including Ubisoft, Siemens Healthineers, RICOH, FUJIFILM, and more.

Financial Outlook:
Zuora currently expects the following results for the fourth quarter and full fiscal year 2020:

	Fourth Quarter	Fiscal 2020
Subscription revenue	$54.0M - $55.0M	$206.0M - $207.0M
Total revenue	$71.0M - $72.5M	$276.7M - $278.2M
Non-GAAP loss from operations	$(11.0M) - $(10.0M)	$(40.8M) - $(39.8M)
Non-GAAP net loss per share¹	$(0.11) - $(0.09)	$(0.37) - $(0.35)

(1) Non-GAAP net loss per share attributable to common stockholders was computed assuming 113.5 million weighted-average shares outstanding for the fourth quarter of fiscal 2020 and 111.2 million weighted-average shares outstanding for the full year fiscal 2020.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Zuora has not reconciled its guidance for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share attributable to common stockholders to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast and Conference Call Information:
Zuora will host a conference call for investors on December 5, 2019 at 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (866) 393-4306 or, for international callers, (734) 385-2616 with conference ID 1674318. An audio replay will be available shortly after the call and can be accessed by dialing (855) 859-2056 or, for international callers, (404) 537-3406. The passcode for the replay is 1674318. The replay will be available through December 12, 2019.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP cost of subscription revenue, non-GAAP cost of professional services revenue, non-GAAP gross profit, non-GAAP subscription gross margin, non-GAAP total gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share attributable to common stockholders, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

We exclude the following items from one or more of our non-GAAP financial measures:

•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.

•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•Internal-use software. We exclude non-cash adjustments for capitalization and the subsequent amortization of internal-use software, including any impairment charges, from certain of our non-GAAP financial measures. We capitalize certain costs incurred for the development of computer software for internal use and then amortize those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, we believe that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.

Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures as these expenditures are considered to be a necessary component of ongoing operations.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Operating Metrics
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.

Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Forward-Looking Statements
This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to, statements regarding our GAAP and non-GAAP guidance for the fourth fiscal quarter and full fiscal year 2020 and financial outlook and market positioning. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on September 16, 2019 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: we have a history of net losses and may not achieve or sustain profitability; the shift by companies to subscription business models may develop slower than we expect; we may not able to sustain or manage any future growth effectively; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; our security measures may be breached or our products may be perceived as not being secure; our products may fail to gain, or lose, market acceptance; we may be unable to attract new customers and expand sales to existing customers; customers may fail to deploy our solution after entering into a subscription agreement with us; customers may incorrectly or improperly deploy or use of our solution; we may not be able to develop and release new products and services; we may experience interruptions or performance problems, including a service outage, associated with our technology; we face intense competition in our markets and may not be able to compete effectively; weakened global economic conditions may adversely affect our industry; the risk of loss of key employees; challenges related to growing our relationships with strategic partners such as global systems integrators and their effectiveness in selling our products; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About Zuora, Inc.
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora platform was architected specifically for dynamic, recurring subscription business models and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-cash process, including billing and revenue recognition. Zuora serves more than 1,000 companies around the world, including Box, Rogers, Schneider Electric, Xplornet and Zendesk. Headquartered in the Silicon Valley, Zuora also operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora platform, please visit www.zuora.com.

Investor Relations Contact:
Joon Huh
investorrelations@zuora.com
650-419-1377

Media Relations Contact:
Jayne Gonzalez
press@zuora.com
408-348-1087

© 2019 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc. Other names and brands may be claimed as the property of others.

SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
		As Adjusted¹		As Adjusted¹
Revenue:
Subscription	$54,038	$43,083	$151,996	$119,849
Professional services	17,784	18,273	53,668	51,802
Total revenue	71,822	61,356	205,664	171,651
Cost of revenue:
Subscription	13,858	10,987	38,589	31,273
Professional services	20,443	19,190	61,445	53,569
Total cost of revenue	34,301	30,177	100,034	84,842
Gross profit	37,521	31,179	105,630	86,809
Operating expenses:
Research and development	17,903	14,282	53,662	39,667
Sales and marketing	28,027	24,849	80,818	71,008
General and administrative	10,597	9,579	32,366	27,553
Total operating expenses	56,527	48,710	166,846	138,228
Loss from operations	(19,006)	(17,531)	(61,216)	(51,419)
Interest and other income (expense), net	1,190	633	2,294	(1,218)
Loss before income taxes	(17,816)	(16,898)	(58,922)	(52,637)
Income tax provision	(421)	(326)	(720)	(921)
Net loss	(18,237)	(17,224)	(59,642)	(53,558)
Comprehensive loss:
Foreign currency translation adjustment	(141)	(679)	(416)	(341)
Unrealized gain (loss) on available-for-sale securities	75	(32)	121	(32)
Comprehensive loss	$(18,303)	$(17,935)	$(59,937)	$(53,931)
Net loss per share attributable to common stockholders, basic and diluted	$(0.16)	$(0.16)	$(0.54)	$(0.62)
Weighted-average shares outstanding used in calculating net loss per share attributable to common stockholders, basic and diluted	111,835	106,049	110,436	85,820

(1) The condensed consolidated statements of comprehensive loss for the prior periods presented above have been adjusted to reflect the adoption of ASC 606.

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 31, 2019	January 31, 2019
		As Adjusted¹
Assets
Current assets:
Cash and cash equivalents	$64,621	$67,940
Short-term investments	105,777	107,908
Accounts receivable, net of allowance for doubtful accounts of $2,622 and $2,522 as of October 31, 2019 and January 31, 2019, respectively	60,073	58,258
Restricted cash, current portion	—	400
Deferred commissions, current portion	8,981	8,616
Prepaid expenses and other current assets	16,157	14,632
Total current assets	255,609	257,754
Property and equipment, net	28,392	19,625
Restricted cash, net of current portion	—	1,684
Purchased intangibles, net	6,043	7,396
Deferred commissions, net of current portion	18,044	18,664
Goodwill	17,632	17,632
Other assets	5,569	3,292
Total assets	$331,289	$326,047
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,719	$1,512
Accrued expenses and other current liabilities	17,158	14,210
Accrued employee liabilities	27,227	22,603
Debt, current portion	4,447	2,963
Deferred revenue, current portion	94,010	86,784
Total current liabilities	144,561	128,072
Debt, net of current portion	7,187	10,494
Deferred revenue, net of current portion	209	112
Deferred tax liabilities	1,877	1,877
Other long-term liabilities	9,712	3,678
Total liabilities	163,546	144,233
Stockholders’ equity:
Class A common stock	8	8
Class B common stock	3	3
Additional paid-in capital	534,642	488,776
Accumulated other comprehensive income	186	481
Accumulated deficit	(367,096)	(307,454)
Total stockholders’ equity	167,743	181,814
Total liabilities and stockholders’ equity	$331,289	$326,047

(1) The condensed consolidated balance sheet for the prior period presented above has been adjusted to reflect the adoption of ASC 606.

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2019	2018
		As Adjusted¹
Cash flows from operating activities:
Net loss	$(59,642)	$(53,558)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,399	6,628
Stock-based compensation	31,413	17,722
Provision for doubtful accounts	3,229	4,518
Amortization of deferred commissions	7,049	5,769
Other	(1,268)	68
Changes in operating assets and liabilities:
Accounts receivable	(5,044)	(6,133)
Prepaid expenses and other assets	(3,521)	(4,254)
Deferred commissions	(6,794)	(8,923)
Accounts payable	(228)	26
Accrued expenses and other liabilities	6,861	4,211
Accrued employee liabilities	4,624	6,815
Deferred revenue	7,323	10,519
Net cash used in operating activities	(7,599)	(16,592)
Cash flows from investing activities:
Purchases of property and equipment	(12,878)	(10,621)
Purchases of short-term investments	(155,936)	(97,118)
Sales of short-term investments	3,496	—
Maturities of short-term investments	155,800	—
Business combinations, net of cash acquired	—	(247)
Net cash used in investing activities	(9,518)	(107,986)
Cash flows from financing activities:
Payments under capital leases	—	(1,336)
Proceeds from issuance of common stock upon exercise of stock options	8,981	9,026
Payments of offering costs	—	(4,399)
Proceeds of issuance of common stock under employee stock purchase plan	5,069	—
Proceeds from initial public offering, net of underwriters’ discounts and commissions	—	164,703
Payments under related party notes receivable	—	(4,344)
Repayments of related party notes receivable	—	5,625
Repurchases of unvested common stock	(70)	(10)
Principal payments on long-term debt	(1,850)	(834)
Payments related to business combination	—	(12,558)
Net cash provided by financing activities	12,130	155,873
Effect of exchange rates on cash and cash equivalents and restricted cash	(416)	(341)
Net (decrease) increase in cash and cash equivalents and restricted cash	(5,403)	30,954
Cash and cash equivalents and restricted cash, beginning of period	70,024	53,363
Cash and cash equivalents and restricted cash, end of period	$64,621	$84,317
Supplemental disclosure of non-cash investing and financing activities:
Lapse of restrictions on common stock related to early exercise of stock options	$365	$1,751
Property and equipment purchases accrued or in accounts payable	$3,056	$367
Deferred offering costs payable or accrued but not paid	$—	$210
Property and equipment acquired under capital leases	$—	$2,392
Reconciliation of cash and cash equivalents and restricted cash within the unaudited condensed consolidated balance sheets to the amounts shown in the unaudited condensed consolidated statements of cash flows above:
Cash and cash equivalents	$64,621	$77,883
Restricted cash, current	—	4,350
Restricted cash, net of current portion	—	2,084
Total cash and cash equivalents and restricted cash	$64,621	$84,317
(1) The condensed consolidated statement of cash flows for the prior period presented above has been adjusted to reflect the adoption of ASC 606.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31, 2019
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$13,858	$(683)	$(423)	$(1,028)	$11,724
Cost of professional services revenue	20,443	(1,814)	—	—	18,629
Gross profit	37,521	2,497	423	1,028	41,469
Operating expenses:
Research and development	17,903	(4,015)	—	1,557	15,445
Sales and marketing	28,027	(3,728)	—	—	24,299
General and administrative	10,597	(1,598)	—	—	8,999
Loss from operations	(19,006)	11,838	423	(529)	(7,274)
Net loss	$(18,237)	$11,838	$423	$(529)	$(6,505)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.16)				$(0.06)
Gross margin	52%				58%
Subscription gross margin	74%				78%

	Three Months Ended October 31, 2018
	GAAP²	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP²
Cost of revenue:
Cost of subscription revenue	$10,987	$(555)	$(503)	$(349)	$9,580
Cost of professional services revenue	19,190	(1,685)	—	—	17,505
Gross profit	31,179	2,240	503	349	34,271
Operating expenses:
Research and development	14,282	(1,902)	—	622	13,002
Sales and marketing	24,849	(2,205)	—	—	22,644
General and administrative	9,579	(1,112)	—	—	8,467
Loss from operations	(17,531)	7,459	503	(273)	(9,842)
Net loss	$(17,224)	$7,459	$503	$(273)	$(9,535)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.16)				$(0.09)
Gross margin	51%				56%
Subscription gross margin	74%				78%
(1) GAAP and Non-GAAP net loss per share attributable to common stockholders are calculated based upon 111,835 and 106,049 basic and diluted weighted-average shares of common stock for the three months ended October 31, 2019 and 2018, respectively.

(2) Financial information for the prior period presented above has been adjusted to reflect the adoption of ASC 606.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

	Nine Months Ended October 31, 2019
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$38,589	$(1,987)	$(1,353)	$(1,779)	$33,470
Cost of professional services revenue	61,445	(5,157)	—	—	56,288
Gross profit	105,630	7,144	1,353	1,779	115,906
Operating expenses:
Research and development	53,662	(11,690)	—	3,155	45,127
Sales and marketing	80,818	(8,071)	—	—	72,747
General and administrative	32,366	(4,508)	—	—	27,858
Loss from operations	(61,216)	31,413	1,353	(1,376)	(29,826)
Net loss	$(59,642)	$31,413	$1,353	$(1,376)	$(28,252)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.54)				$(0.26)
Gross margin	51%				56%
Subscription gross margin	75%				78%

	Nine Months Ended October 31, 2018
	GAAP²	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP²
Cost of revenue:
Cost of subscription revenue	$31,273	$(1,311)	$(1,747)	$(931)	$27,284
Cost of professional services revenue	53,569	(4,115)	—	—	49,454
Gross profit	86,809	5,426	1,747	931	94,913
Operating expenses:
Research and development	39,667	(4,366)	—	1,900	37,201
Sales and marketing	71,008	(5,317)	—	—	65,691
General and administrative	27,553	(2,613)	—	—	24,940
Loss from operations	(51,419)	17,722	1,747	(969)	(32,919)
Net loss	$(53,558)	$17,722	$1,747	$(969)	$(35,058)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.62)				$(0.41)
Gross margin	51%				55%
Subscription gross margin	74%				77%
(1) GAAP and Non-GAAP net loss per share attributable to common stockholders are calculated based upon 110,436 and 85,820 basic and diluted weighted-average shares of common stock for the nine months ended October 31, 2019 and 2018, respectively.

(2) Financial information for the prior period presented above has been adjusted to reflect the adoption of ASC 606.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

Free Cash Flow

	Three Months Ended October 31,
	2019	2018
Net cash provided by (used in) operating activities	$3,509	$(6,370)
Less:
Purchases of property and equipment	(8,636)	(3,931)
Free cash flow	$(5,127)	$(10,301)

The following reconciliation of non-GAAP sales and marketing expense is used in calculating Growth Efficiency Index:

	GAAP¹	Stock-based Compensation	Non-GAAP¹
Twelve months ended October 31, 2019	$104,979	$(10,138)	$94,841
(1) Financial information presented above has been adjusted to reflect the adoption of ASC 606.